UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Inphi Corporation (the “Company”) held an Annual Meeting of Stockholders on May 28, 2015. There were 38,031,982 shares of common stock entitled to vote at the Annual Meeting of Stockholders, of which 34,409,947 (90.48%) shares were voted in person or by proxy. The following matters were voted upon as follows:

Proposal 1:     Election of two Class II directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Diosdado P. Banatao	22,080,881	8,568,904	3,760,162
Dr. Ford Tamer	25,179,160	5,470,625	3,760,162

Proposal 2:     Approval of an increase in shares of common stock authorized for issuance under the 2011 Employee Stock Purchase Plan from 1,000,000 to 1,750,000 shares:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,602,914	42,181	4,690	3,760,162

Proposal 3:      The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015:

FOR	AGAINST	ABSTAIN
33,879,380	528,839	1,728

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2015	INPHI CORPORATION

	By:	/s/ John Edmunds
John Edmunds Chief Financial Officer and Chief Accounting Officer